FORM 8-K



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                    Date of Report:  December, 1996


                      MAINE PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)



            Maine                   1-3429          01-0113635
(State, or other jurisdiction    (Commission       (IRS Employer
      of incorporation)          File Number)    Identification No.)


209 State Street, Presque Isle, Maine                 04769
(Address of principal executive offices)            (Zip Code)


Registrant's Telephone Number, Including Area Code   207-768-5811










Current Report, Form 8-K for                           Date of Report:
Maine Public Service Company                           December, 1996


Item 5.   Other Material Events

          Maine Yankee Atomic Power Company President Resigns

          The Chairman of Maine Yankee Atomic Power Company's Board of Directors, on December 20, 1996, announced the resignation of Maine Yankee President, Charles D. Frizzle. In announcing Mr. Frizzle's resignation, the Chairman stated: "It is not the record of the past, but the requirements of the future that led the directors to conclude that change was necessary.
          After a long and searching discussion, the directors unanimously decided that Maine Yankee needs new leadership to deal with deep-rooted cultural issues, a changing regulatory environment, and unprecedented financial pressures."

          The Maine Yankee Board will also appoint a Transition Committee to oversee all major aspects of transition to new leadership and will begin a nationwide executive search. Mr. Frizzle will continue to carry out his duties and assist the Board in the transition process and will step down when his successor has been selected in early 1997.

          Maine Public Service Company owns 5% of the Common Stock of Maine Yankee, which entitles it to purchase approximately 4.9% of the energy produced by the plant, approximately 35% of the Company's total requirements in 1996.

                                   MAINE PUBLIC SERVICE COMPANY
                                             Registrant



Dated:   December 23, 1996         Larry E. LaPlante

                                   Larry E. LaPlante, Vice President
                                   Finance, Administration and Treasurer













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